Exhibit 3.1

SECOND AMENDED & RESTATED BYLAWS
OF
SOUTH PLAINS FINANCIAL, INC.

[A TEXAS CORPORATION]

As amended on October 29, 2021

SOUTH PLAINS FINANCIAL, INC.

SECOND AMENDED & RESTATED BYLAWS

i

ii

SOUTH PLAINS FINANCIAL, INC.
SECOND AMENDED AND RESTATED BYLAWS
ARTICLE I
OFFICES

Section 1.  Registered Office.  The registered office of the corporation shall be located in the City of Lubbock, County of Lubbock, State of Texas.

Section 2.  Other Offices.  The corporation may also have offices at such other places, either within or without the State of Texas, as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1.  Place of Meetings of Shareholders.  All annual meetings of shareholders shall be held at the principal offices of the corporation in the City of Lubbock, State of Texas, or at such other place, within or without the State of Texas, as may be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Special meetings of shareholders may be held at such place, within or without the State of Texas, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual Meeting of Shareholders.  Annual meetings of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time and date each year as shall be determined by the board of directors and stated in the notice of the meeting.  If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day.

Section 3.  Special Meeting of Shareholders.

(a)          Unless otherwise required by law and subject to the certificate of formation of the corporation, as it may be amended from time to time, special meetings of the shareholders may be called by the chairman of the board, the board of directors or the holders of not less than twenty five percent (25%)  of all of the outstanding shares of the corporation entitled to vote at the meeting (the “requisite percent”) who delivers a written request to call the special meeting in accordance with these bylaws.  Special meetings of shareholders shall be held on such date, and at such time and place, as shall be designated by the chairman or the board of directors in accordance with these bylaws.  Except as otherwise specifically provided by the Texas Business Organizations Code (the “TBOC”), special meetings of the shareholders may be called for any purpose at any time by the board of directors of the corporation.  Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

(b)           In order for a special meeting requested by the shareholders (a “shareholder-requested special meeting”) to be called, a written request for a special meeting signed by the shareholder(s) owning at least the requisite percent of shares entitled to vote at a meeting as of the date of the request (the “special meeting request”), must be delivered to the secretary at the principal executive offices of the corporation.  A special meeting request shall:

(i)	state the business (including the identity of nominees for election as director, if any) proposed to be acted on at the meeting;

(ii)	bear the date of the signature of each shareholder submitting the special meeting request;

(iii)	set forth the name and address of each shareholder submitting the special meeting request, as they appear on the corporation’s books;

(iv)
contain all of the information required by Section 9(c) and Section 10(c) of this ARTICLE II with respect to any business or director nominations proposed to be presented at the special meeting and with respect to such shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, and of their respective affiliates or associates or others acting in concert therewith (other than with respect to shareholders or beneficial owners who (x) have provided such request solely in response to any form of public solicitation for such requests, and (y) are not affiliates or associates of, or acting in concert with, the shareholder or beneficial owner, if any, filing such solicitation statement);

(v)
include documentary evidence that the requesting shareholders own the requisite percent of shares as of the date of the special meeting request; provided, however, that if the requesting shareholders are not the beneficial owners of the stock of the corporation representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares of stock of the corporation owned by the beneficial owners on whose behalf the special meeting request is made; and

(vi)	be delivered to the secretary at the principal executive offices of the corporation, by hand or by registered mail, return receipt requested.

(c)           The special meeting request shall be updated and supplemented, if necessary, so that the information provided or required to be provided in such request shall be true and correct as of the record date for the shareholder-requested special meeting, and as of the date that is ten (10) business days prior to such meeting or the date of any adjournment or postponement thereof.  Such update and supplement shall be delivered to the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for such meeting, in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.  Notwithstanding the foregoing or any other provision of these bylaws, if the record date for determining the shareholders entitled to vote at the meeting is different from the record date for determining the shareholders entitled to notice of the meeting, the special meeting request shall be updated and supplemented: (y) within the time frames set forth in the preceding sentence; or (z) by 8:00 a.m., local time, at the principal executive offices of the corporation on the date of the meeting or of any adjournment or postponement thereof, whichever is earlier, and in either case, the information when provided to the corporation shall be current as of the record date for determining the shareholders entitled to vote at the meeting.  In addition, a requesting shareholder and each other person (including any beneficial owner) on whose behalf the shareholder is acting, shall provide such other information as the corporation may reasonably request within ten (10) business days of such a request.

(d)         After receiving a special meeting request, the board of directors shall determine whether the shareholder(s) requesting the special meeting have satisfied the requirements for calling a shareholder-requested special meeting, and the corporation shall notify the requesting shareholder(s) of the board of directors’ determination about whether the special meeting request is valid.  If the special meeting request is valid, the date, time and place of the special meeting shall be fixed by the board of directors, which date of the special meeting shall not be more than ninety (90) days after the date on which the board of directors receives the special meeting request.  The record date for the special meeting shall be fixed by the board of directors as set forth in Section 5 of ARTICLE VIII of these bylaws.

(e)            In addition to the other requirements this Section 3, a special meeting request shall not be valid, and the corporation shall not call a special meeting if:

(i)
the special meeting request relates to an item of business that is not a proper subject for shareholder action under, or that involves a violation of, applicable law or the certificate of formation of the corporation;

(ii)
an item of business that is the same or substantially similar (as determined in good faith by the board of directors) to an item presented at a meeting of shareholders occurring within ninety (90) days preceding the earliest date of signature on the special meeting request;

(iii)
the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of shareholders; or

(iv)	the special meeting request does not comply with the requirements of these bylaws.

(f)          Any shareholder who submitted a special meeting request may revoke its written request by written revocation delivered to the secretary of the corporation at the principal executive offices of the corporation at any time prior to the shareholder-requested special meeting.  A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the shareholders submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own at least the requisite percent at all times between the date the record date request notice is received by the corporation and the date of the applicable shareholder-requested special meeting, and the requesting shareholder shall promptly notify the secretary of the corporation of any decrease in ownership of shares of stock of the corporation held by the requesting shareholders that results in such a revocation.  If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percent, the board of directors shall have the discretion to determine whether or not to proceed with the special meeting (and may cancel such meeting).

(g)          Business transacted at any shareholder-requested special meeting shall be limited to: (i) the purpose stated in the valid special meeting request received from the requisite percent, and (ii) any additional matters that the board of directors determines to include in the corporation’s notice of the meeting (which the board of directors may revise or supplement).  If none of the shareholders who submitted the special meeting request, or their qualified representatives, appear at the shareholder-requested special meeting to present the matters to be presented for consideration that were specified in the special meeting request, the corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

Section 4.  Notice of Meetings.  Except as otherwise provided by law or by the certificate of formation of the corporation or these bylaws, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or other officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.  Notice required under this section may be achieved through the means described in ARTICLE  VI of these bylaws.

Section 5. Quorum; Adjournments; Withdrawal of Quorum.  The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided by law or by the certificate of formation of the corporation.  If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified and called.  The shareholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some shareholders prior to adjournment, but in no event shall a quorum consist of the holders of less than one-third (l/3) of the shares entitled to vote and thus represented at such meeting.

Section 6.  Organization of Meetings.  At each meeting of the shareholders and except as otherwise set forth by resolution of the board of directors, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: the chairman of the board, the president, any vice presidents (in the order determined by the board of directors if more than one), and the secretary.  The secretary or an assistant secretary, or if such officers shall not be present, the appointee of the chairman of the meeting, shall act as secretary of the meeting.

Section 7.  Conduct of Meetings.

(a)          The board of directors may, to the extent not prohibited by applicable law, adopt by resolution such rules, regulations and procedures for the conduct of any annual or special meeting of shareholders as the board of directors shall deem appropriate.  Except to the extent inconsistent with such rules, regulations and procedures as adopted by the board of directors, the chairman of any meeting of shareholders shall have the right, power and authority to determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion, to convene and to recess or adjourn the meeting, to prescribe such rules, regulations or procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting of shareholders.

(b)            Such rules, regulations and procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may to the fullest extent not prohibited by applicable law include, without limitation, the following:

(i)	the establishment of an agenda or order of business for the meeting;

(ii)	rules and procedures for maintaining order at the meeting and the safety of those present;

(iii)
limitations on attendance at or participation in the meeting to shareholders of record, their duly authorized and constituted proxies and any such other persons as the board of directors or the chairman of the meeting shall determine;

(iv)	restrictions on the entry to the meeting after the time fixed for the commencement thereof;

(v)	the manner in which all persons attending the meeting may participate, including limitations on the time allotted to questions or comments by participants;

(vi)
excluding any shareholder or its proxy from any meeting of the shareholders based upon any determination, in the chairman of the meeting’s sole discretion, that such person has unduly disrupted the proceedings; and

(vii)	the opening and closing of the voting polls.

(c)            The chairman of any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such chairman of the meeting should so determine, the chairman of the meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8.  Order of Business at Meetings of Shareholders.

(a)           Annual Meetings of Shareholders.  At any meeting of the shareholders, only such nominations of persons for election to the board of directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (i) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly made at the annual meeting, by or at the direction of the board of directors, or (iii) otherwise properly requested to be brought before the annual meeting by a shareholder of the corporation in accordance with these bylaws.  For nominations of persons for election to the board of directors or proposals of other business to be properly requested by a shareholder to be made at an annual meeting, a shareholder must (x) be a shareholder of record at the time of giving of notice of such annual meeting by or at the direction of the board of directors and at the time of the annual meeting, (y) be entitled to vote at such annual meeting, and (z) comply with the procedures set forth in these bylaws as to such nomination or other business.  The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals before an annual meeting of shareholders.

(b)           Special Meetings of Shareholders.  At any special meeting of the shareholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting.  To be properly brought before a special meeting, proposals of business must be (i) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the special meeting, by or at the direction of the board of directors, or (iii) specified in a special meeting request in accordance with Section 3(b) of this ARTICLE II.  Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (A) by or at the direction of the board of directors, or (B) provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who (x) is a shareholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (y) is entitled to vote at the meeting, and (z) complies with the procedures set forth in these bylaws as to such nomination.  The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals before a special meeting of shareholders.

(c)          General.  Except as otherwise provided by law, the certificate of formation or these bylaws, the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before any meeting of shareholders was made or proposed, as the case may be, in accordance with these bylaws and, if any proposed nomination or other business is not in compliance with these bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.  If the shareholder or its qualified representative fails to appear at the meeting, the corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.  Any business to be proposed by a shareholder must be a proper subject for shareholder action under applicable law and the certificate of formation.

Section 9.  Shareholder Proposals.

(a)          At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of a majority of the board of directors, or (ii) by any shareholder or group of shareholders entitled to vote at the meeting who (1) complies with the procedures set forth in this section, and (2) holds the requisite number of shares of common stock of the corporation as determined in accordance with Rule 14a-8 (or any successor thereto) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           For business properly to be brought before an annual meeting by shareholder(s), the shareholder(s) must have given timely notice thereof in proper written form to the secretary of the corporation.  To be timely, such notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the corporation; provided, however, that in the event the date of the annual meeting has been changed by more than thirty (30) days from such anniversary date, notice by the shareholder(s) to be timely must be received not later than the close of business on the tenth (10th) day following the day on which the first public announcement of the date of the annual meeting was made.  In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a notice by the shareholder(s) as described above.

(c)           To be in proper written form, the notice to the secretary shall set forth in writing, either in the mail or pursuant to ARTICLE VI, as to each matter the shareholder(s) propose to bring before the meeting:

(i)
the name and address of such shareholder, as they appear on the corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith;

(ii)
the name and address of any nominee or custodian who holds shares or other securities of the corporation on behalf of such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, indicating the number of shares or other securities held by such nominee or custodian;

(iii)
the class or series and number of shares of the corporation and any other securities of the corporation or any of its subsidiaries which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert therewith;

(iv)
any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares or other securities of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares or other securities of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares or other securities of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares or other securities of the corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any shares or other securities of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith;

(v)
any proxy (other than a revocable proxy given solely in response to a solicitation made by such shareholder to all of the corporation’s other shareholders pursuant to a publicly disclosed proxy solicitation statement, a true and complete copy of which has previously been delivered to the secretary of the corporation at the principal executive offices of the corporation);

(vi)
any agreement, arrangement, understanding, relationship, or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares or other securities of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, with respect to any class or series of shares or other securities of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares or other securities of the corporation (any of the foregoing, “Short Interests”);

(vii)
any rights to dividends or other distributions on any shares or other securities of the corporation owned beneficially by such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, that are separated or separable from the underlying shares of the corporation;

(viii)
any proportionate interest in shares or other securities of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(ix)
any performance-related fees (other than an asset-based fee) to which such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, is entitled based on any increase or decrease in the value of shares or other securities of the corporation or Derivative Instruments, if any;

(x)
any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation or its subsidiaries held by such shareholder, beneficial owner, if any, or any affiliates or associates or others acting in concert therewith;

(xi)
any direct or indirect interest of such shareholder in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation or its subsidiaries (including, in any such case, any employment agreement, indemnification agreement or consulting agreement);

(xii)
a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, and their respective affiliates and associates or others acting in concert therewith in such business;

(xiii)	the text of the proposal or business (including the text of any resolutions proposed for consideration); and

(xiv)
a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, or any of their respective affiliates and associates, or others acting in concert therewith, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

(d)          Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this section.  The chairman of the meeting shall refuse to acknowledge or consider any business that is not properly brought before the meeting in accordance with the provisions of this section.

(e)            Nothing in these bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, to the extent such Rule 14a-8 applies to the corporation and such shareholder.  Nothing in these bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the corporation’s proxy statement any business proposal.

Section 10.  Nominations for Directors.

(a)          Subject to the rights granted to a particular class or series, nominations for the election of directors may be made (i) by or at the direction of the board of directors, or (ii) by any shareholder or group of shareholders entitled to vote for the election of directors who (1) complies with the procedures set forth in this section, and (2) holds the requisite number of shares of common stock of the corporation as determined in accordance with Rule 14a-8 (or any successor thereto) promulgated by the Securities and Exchange Commission under the Exchange Act.

(b)           All nominations for directors by shareholders shall be made pursuant to timely notice in proper written form to the secretary of the corporation.  To be timely, such notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the corporation; provided, however, that in the event the date of the annual meeting has been changed by more than thirty (30) days from such anniversary date, notice by the shareholder(s) to be timely must be received not later than the close of business on the tenth (10th) day following the day on which the first public announcement of the date of the annual meeting was made.  In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a notice by the shareholder(s) as described above.

(c)            To be in proper written form, such notice to the secretary shall set forth in writing:

(i)	all of the information required to be disclosed by the nominating shareholder pursuant to Section 9(c) of this ARTICLE II;

(ii)	the name and address of each proposed nominee;

(iii)
the principal occupation of each proposed nominee for the last five (5) years (or more, if material), including information about the nominee’s particular areas of expertise or other relevant qualifications;

(iv)	familial relationships with other directors or officers of the corporation or its subsidiaries, if any;

(v)	a description of all arrangements or understandings between the nominee and any other person(s) (naming such person(s)) pursuant to which the nominee was or is to be selected as a nominee, if any;

(vi)	involvement in any material legal proceedings during the last five (5) years;

(vii)
other directorships currently held, or held during the past five (5) years, (A) at any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or (B) at any other financial institution or bank holding company, in each case, naming such company, financial institution or bank holding company;

(viii)	written consent to being named as a nominee and to serving as a director, if elected;

(ix)
(A) any significant equity interests in any principal competitor of the corporation or its subsidiaries held by such nominee, and (B) any direct or indirect interest of such shareholder, beneficial owner, if any, or any of their respective affiliates and associates, or others acting in concert therewith, in any contract with any principal competitor of the corporation or its subsidiaries (including, in any such case, any employment agreement, indemnification agreement or consulting agreement);

(x)
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the shareholder, beneficial owner, if any, or any of their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand;

(xi)
any other information that would be required to be disclosed (A) in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (B) pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination or the beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registration, in each case regardless of whether such laws, rules or regulations apply;

(xii)	a completed questionnaire and a written representation and agreement signed by the nominee pursuant to Section 11 of this ARTICLE II; and

(xiii)
such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve on the board of directors or as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(d)            No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in these bylaws.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

(e)            Nothing in these bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act to the extent such Rule 14a-8 applies to the corporation and such shareholder.  Nothing in these bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of director or directors.

Section 11.  Submission of Questionnaire, Representation and Agreements.  To be eligible to be a nominee for election or reelection as a director of the corporation, a person nominated by a shareholder pursuant to the provisions of Section 10 of these bylaws must deliver to the secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request), and a written representation and agreement (in the form provided by the secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “voting commitment”) that has not been disclosed to the corporation or (ii) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, resignation, confidentiality and publicly disclosed stock ownership and trading policies and guidelines of the corporation publicly disclosed from time to time.

Section 12.  Standard of Voting.  With respect to any matter presented to the shareholders, the vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by the TBOC or the certificate of formation of the corporation.  Directors shall be elected by the affirmative vote of the holders of a majority of the shares of common stock entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

Section 13.  Method of Voting.  Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.  Each outstanding share of other classes of stock, if any, shall have such voting rights as may be prescribed by the board of directors.  At any election for directors, every shareholder entitled to vote at any such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

Section 14.  Proxies.  A shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.  Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting.  Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

Section 15.  Shareholder List.  The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

Section 16.  Action By Written Consent in Lieu of Meeting.  Any action required by the TBOC to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the holders of shares entitled to vote with respect to the subject matter thereof.  To the extent permitted by the TBOC, such consent or consents may be made to take effect at a future time (including a time determined upon the happening of an event).

Section 17.  Meeting By Use of Remote Communication.  Shareholders may participate in and hold a meeting by means of conference telephone or similar communication equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if reasonable measures are implemented to provide each shareholder entitled to vote at the meeting, or the shareholder’s proxyholder, a reasonable opportunity to (1) vote on matters submitted to the shareholders, and (2) read or hear the proceedings of the meeting substantially concurrently with those proceedings.  Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

ARTICLE III
DIRECTORS

Section 1.  Number; Term; Classified Board.

(a)            The number of directors of the corporation shall not be less than one (1) nor more than twenty-five (25), and within that minimum and maximum shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, no director’s term shall be shortened by reason of a resolution of the board of directors reducing the number of director, and such decrease shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board of directors which are being eliminated by the decrease; and provided, further, that the number of directors constituting the initial board of directors shall be five (5), and shall remain at such number unless and until changed by resolution of the board of directors as aforesaid.

(b)          Directors shall be elected by the affirmative vote of the holders of a majority of the shares of common stock entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

(c)          The board of directors shall be divided into three (3) classes as nearly equal in number as possible.  The members of each class of the board of directors shall be elected for a term of three (3) years and until such directors’ successors are duly elected and qualified.

Section 2.  Election; Qualification.  The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 4 of this ARTICLE III, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified.  Directors need not be residents of the State of Texas or shareholders of the corporation.

Section 3.  Removal of Directors.  Unless the certificate of formation provides otherwise, a director may be removed only for cause, at any special or annual meeting of the shareholders called for that purpose, by the affirmative vote of the holders of two-thirds (2/3rds) of shares entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Section 4.  Vacancies.

(a)          Subject to Section 4(b) below, any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, except that any vacancy in the board of directors resulting from the removal of a director by the shareholders shall be filled only by the shareholders entitled to vote at an annual meeting or a special meeting called for that purpose.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

(b)          Whenever the authorized number of directors is increased between annual meetings of the shareholders, a majority of the directors then in office shall have the power to designate the class of such new director(s) and elect such new directors for the balance of a term and until their successors are chosen and qualified; provided, however, that the board of directors may not fill more than two (2) such vacancies resulting from an increase in the number of directors.

Section 5.  Powers.  The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of formation of the corporation or by these bylaws directed or required to be exercised and done by the shareholders.

ARTICLE IV
MEETINGS OF THE BOARD OF DIRECTORS

Section 1.  General.  Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

Section 2.  First Meeting.  The first meeting of each newly elected board of directors shall be held at the regularly scheduled meeting of the board of directors following the election of directors and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Section 3.  Regular Meetings.  Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

Section 4.  Special Meetings.  Special meetings of the board of directors may be called by the chairman of the board, the chief executive officer or the president and shall be called by the secretary on the written request of two (2) or more directors.  Written or oral notice of special meetings of the board of directors shall be given to each director at least twenty four (24) hours before the date of the meeting.  Except as otherwise expressly provided by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 5.  Quorum; Adjournment.  A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by law or by the certificate of formation of the corporation.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified and called.

Section 6.  Action By Unanimous Written Consent in Lieu of Meeting.  Any action required or permitted to be taken at a meeting of the board of directors or the executive committee may be taken without a meeting if a consent or consents in writing, setting forth the action taken, is signed by all of the members of the board of directors or the executive committee, as the case may be, and such consent or consents shall have the same force and effect as a unanimous vote at a meeting.  To the extent permitted by the TBOC, such consent or consents may be made to take effect at a future time (including a time determined upon the happening of an event).

Section 7.  Meeting By Use of Remote Communication.  Directors and committee members may participate in and hold meetings by using a conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting.  Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

Section 8.  Emergency Provisions.  Notwithstanding any other provision in the certificate of formation of the corporation or these bylaws, this section shall be operative during any “emergency period” (as defined in TBOC Section 3.251).  During any emergency period, unless otherwise provided by the board of directors, (a) a meeting of the board of directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the board of directors during such an emergency period may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum at such a meeting shall be a majority of the remaining directors on the board of directors or committee.  An action taken by the directors at such a meeting of the board of directors or committee during an emergency period if taken in good faith and based on the reasonable belief that the action was in the corporation’s best interest may not be used to impose liability on an officer, director, employee, or agent of the corporation.

ARTICLE V
COMMITTEES OF DIRECTORS

The board of directors, by resolution adopted by a majority of the whole board of directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation except where the action of the board of directors is required by statute.  Vacancies in the membership of a committee shall be filled by the board of directors at a regular or special meeting of the board of directors.  The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.  The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

ARTICLE VI
NOTICES

Section 1.  Notices to Shareholders.  Notices to shareholders shall be in writing and delivered personally or mailed to the shareholders at their addresses appearing on the books of the corporation or, if consented to by the shareholder pursuant to Section 3 of this ARTICLE VI, by electronic transmission.  Notice by mail shall be deemed to be given at the time when such notice shall be mailed.  Notice by electronic transmission shall be deemed to be given at the time when such electronic transmission is dispatched.

Section 2.  Notices to Directors.  Notices to directors shall be either in writing or oral.  Notice in writing may be delivered personally or mailed to directors at their addresses appearing on the books of the corporation or, if consented to by the director pursuant to Section 3 of this ARTICLE VI, by electronic transmission.  Notice by mail shall be deemed to be given at the time when such notice shall be mailed.  Oral notice may be made in person or by telephone to the director to be notified.  Notice by electronic transmission shall be deemed to be given at the time when such electronic transmission is dispatched.

Section 3.  Electronic Notice; Consent.  On consent of a shareholder or director, notice from the corporation required to be given pursuant to the TBOC, the certificate of formation of the corporation or these bylaws may be provided to such shareholder or director by electronic transmission.  The shareholder or director may specify the form of electronic transmission to be used to communicate such notice (e.g., by electronic mail, or ‘e-mail’).  A shareholder or director may revoke their consent to receive notice by electronic transmission at any time by providing written notice to the corporation.  The consent is considered revoked if the corporation is unable to deliver by electronic transmission two consecutive notices, and the secretary, assistant secretary or transfer agent of the corporation, or another person responsible for delivering notice on behalf of the corporation, knows that delivery of those two electronic transmissions was unsuccessful.  Inadvertent failure to treat the unsuccessful transmissions as a revocation of the consent does not affect the validity of a meeting or other action.

Section 4.  Waiver of Notice.

(a)           Whenever any notice is required to be given to any shareholder or director under the provisions of the TBOC or of the certificate of formation of the corporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders or the directors need be specified in any written waiver of notice or any waiver of electronic transmission unless so required by the TBOC, the certificate of formation of the corporation or these bylaws.

(b)          Attendance of a shareholder or director at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder or director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VII
OFFICERS

Section 1.  Number; Titles.  The officers of the corporation shall consist of a chairman of the board, a chief executive officer, a president, a secretary and a treasurer, each of whom shall be elected by the board of directors.  The Board of Directors may also create and establish the duties of other offices as it deems appropriate.  The Board of Directors from time to time may appoint, or may authorize the president to appoint or authorize specific officers to appoint, the persons who shall hold such other offices as may be established by the Board of Directors, including, but not limited to, one or more vice presidents, a chief financial officer, a chief risk officer, a chief credit officer, one or more assistant secretaries, and one or more assistant treasurers.  Any two or more offices may be held by the same person.

Section 2.  Election; Qualification.  The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the board of directors.  Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors.

Section 3.  Compensation of Officers.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 4.  Term; Removal; Vacancies.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer or agent or member of the executive committee elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

Section 5.  Chairman of the Board.  The board of directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees.  The chairman of the board shall have such other powers and shall perform such other duties as shall be designated by the board of directors.  The chairman of the board shall be a member of the board of directors but no other officers of the corporation need be a director.  The chairman of the board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the board of directors.

Section 6.  Chief Executive Officer.  The chief executive officer shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.  The chief executive officer shall have the power to vote all shares of voting capital stock owned or controlled by the corporation, in such manner as the board of directors may from time to time instruct, but if no such instruction is given, then he shall vote such stock in the manner he deems to be in the best interest of the corporation.  The chief executive officer shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe, and he may from time to time delegate duties, authority and powers to the other officers of the corporation.  If the positions of chairman of the board and the chief executive officer are not filled by the same individual, then in the absence of the chairman of the board, the chief executive officer shall preside at meetings of the shareholders and the board of directors.

Section 7.  President.  The president shall be responsible for the general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The president shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.  In the absence of the chairman of the board and the chief executive officer, the president shall preside at meetings of the shareholders and the board of directors.

Section 8.  Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.

Section 9.  Assistant Secretary.  The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary.  They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 10.  Treasurer.

(a)           The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

(b)          He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

(c)            If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 11.  Assistant Treasurer.  The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.  They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VIII
CERTIFICATES FOR SHARES

Section 1.  Certificates and Book-Entry Shares.

(a)          The shares of the corporation, or any class or series thereof, shall be represented by certificates, shall be uncertificated shares that may be evidenced by book-entry system maintained by the registrar of such shares, or a combination of both, as provided under the TBOC.  To the extent that shares are represented by certificates, such certificates, whenever authorized by the board of directors, shall be in such form as shall be approved by the board of directors.  Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate.  Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

(b)          The certificates representing shares of each class, if so issued, shall be signed by the president and the secretary, or an assistant secretary, of the corporation.  No certificate shall be issued until the consideration therefor has been fully paid.  Each certificate representing shares of the corporation, if so issued, shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

(c)            If the corporation is authorized to issue shares of more than one class and elects to issue certificates, each certificate representing shares issued by the corporation (i) shall conspicuously set forth on the face or back of the certificate a full statement of (A) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and (B) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; or (ii) shall conspicuously state on the face or back of the certificate that (A) such a statement is set forth in the certificate of formation of the corporation on file in the office of the Secretary of State of Texas, and (B) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office.

(d)            If the corporation has by its certificate of formation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the corporation, every certificate representing shares issued by the corporation (l) shall conspicuously set forth upon the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the certificate of formation of the corporation; or (2) shall conspicuously state on the face or back of the certificate (a) that there is on file in the office of the Secretary of State of Texas a full statement of the limitation or denial of preemptive rights contained in the certificate of formation of the corporation, and (b) that the corporation will furnish a copy of such statement to any shareholder without charge upon written request to the corporation at its principal place of business or registered office.

(e)           The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be live or a facsimile thereof.  In case any officer who has signed shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

Section 2.  Lost, Stolen, Mutilated or Destroyed.  The board of directors may direct a new certificate for shares or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to have been lost, stolen, mutilated or destroyed.  When authorizing such issuance of a new certificate or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, mutilated or destroyed.

Section 3.  Transfer of Shares. Before the corporation or transfer agent records the transfer of the shares on its books or issues any certificate for the shares, the person seeking the transfer must provide a certificate, if available, and proper evidence of succession, assignment or authority to transfer the shares.  Once this has occurred, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Alternatively, the corporation can issue uncertificated shares that may be evidenced by book-entry system maintained by the registrar of such shares, cancel the old certificate and record the transaction upon its books.

Section 4.  Restrictions on Transfer of Shares.  The board of directors, on behalf of the corporation, or the shareholders may impose restrictions on the transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares) to the maximum extent permitted by law.  A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.  A restriction on the transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Article VIII, Section 4 and its existence is noted conspicuously on the front or back of the certificate.

Section 5.  Closing of Transfer Books and Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend on shares, or in order to make a determination of shareholders for any other proper purposes, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend on shares or of interest or principal on indebtedness, the date on which the notice of the meeting is mailed or the date on which the resolutions of the board of directors declaring such dividend or authorizing such payment of principal or interest is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

Section 6.  Registered Shareholders.  The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends or payments of interest and principal thereon, and to vote as the owner of such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 1.  Dividends.  The board of directors may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to the laws of the State of Texas and subject to the provisions of the certificate of formation of the corporation.

Section 2.  Reserves.  The board of directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Section 3.  Shareholder Examination of Records.  Upon written demand stating a proper purpose from (i) a holder of shares of the corporation for at least six months immediately preceding the holder’s demand, or (ii) a holder of at least five percent (5%) of all of the outstanding shares of the corporation, the corporation must present the corporation’s books, records of account, minutes, and share transfer records relating to the stated purpose, for examination and copy, at a reasonable time.

Section 4.  Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 5.  Fiscal Year.  The fiscal year of the corporation shall be fixed by the resolution of the board of directors.

Section 6.  Reliance on Books and Records.  Each director, each member of any committee designated by the board of directors, and each officer of the corporation, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

ARTICLE X
AMENDMENT OF BYLAWS

These bylaws may be altered, amended or repealed or new bylaws may be adopted at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting), subject to repeal or change at any meeting of the shareholders at which a quorum is present, by the affirmative vote of holders of two-thirds (2/3rds) of the shares entitled to vote at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting).

ARTICLE XI
EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action for breach of duty to the corporation or the corporation’s shareholders by any current or former officer or other employee or agent or director of the corporation, (iii) any action against the corporation or any current or former director, officer or other employee or agent or director of the corporation arising pursuant to any provision of the TBOC, the certificate of formation of the corporation or these bylaws, or (iv) any action against the corporation or any current or former officer or other employee or agent or director of the corporation governed by the internal affairs doctrine shall be the United States District Court for the Northern District of Texas, Lubbock Division, or in the event that court lacks jurisdiction to hear such action, the District Courts of the County of Lubbock, Texas, unless neither court has personal jurisdiction over an indispensable party named as a defendant.  Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE XI.  If any action the subject matter of which is within the scope of this ARTICLE XI is filed in a court other than a court located within the State of Texas (a “Foreign Action”) by or in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Texas in connection with any action brought in such court to enforce the provisions of this ARTICLE XI, and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.
* * * * *

IN WITNESS WHEREOF, the undersigned Secretary of South Plains Financial, Inc. (the “Company”) hereby certifies that these Second Amended and Restated Bylaws have been duly adopted by the Board of Directors of the Company by unanimous written consent on the 29th day of October 2021.

/s/ Mikella D. Newsom
Mikella D. Newsom, Secretary